EXHIBIT 10.8
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                            TERMINATION AND AMENDMENT
                          TO AGREEMENT TO BUILD TO SUIT


         THIS TERMINATION AND AMENDMENT TO AGREEMENT TO BUILD TO SUIT (this "Agreement"), made and entered into as of the 15th day of May, 2002 by and between SBC WIRELESS, LLC, a Delaware limited liability company ("SBCW"), for itself and as Agent for the SBCW Parties who were parties to the BTS Agreement and their successors and assigns (for purposes of this Agreement, the "SBCW Parties"), SPECTRASITE HOLDINGS, INC., a Delaware corporation ("TowerCo Parent"), and SPECTRASITE COMMUNICATIONS, INC., a wholly-owned subsidiary of TowerCo Parent and a Delaware corporation ("Vendor").

                              W I T N E S S E T H:

         WHEREAS, the parties have entered into that certain Agreement to Build to Suit, dated as of December 14, 2000, by and among SBCW, for itself and as Agent for the SBCW parties who were parties to the BTS Agreement and their successors and assigns, TowerCo Parent and Vendor, as amended by that certain Amendment No. 1 to the Agreement to Build to Suit, dated as of January 31, 2001, by and among SBCW, TowerCo Parent and Vendor, and amended by that certain Amendment No. 2 to the Agreement to Build to Suit, dated as of August 31, 2001, by and among SBCW, TowerCo Parent and Vendor, and as further amended by various side letters affecting the foregoing (as amended, the "BTS Agreement"). Unless otherwise defined herein in Article VIII or otherwise, the capitalized terms used herein shall have such meanings as ascribed to them in the BTS Agreement.

         WHEREAS, the parties desire to enter into this Agreement (A) to terminate the BTS Agreement, as of the date hereof, with respect to any future rights or obligations regarding BTS Sites except as expressly provided herein with respect to In Process BTS Sites; (B) to provide for the transition from Vendor to SBCW (or its designee) of the In Process BTS Sites and Completed CA/NV Sites; and (C) for other purposes as more particularly set forth herein.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
             TERMINATION OF RIGHTS AND SERVICES RELATED TO BTS SITES

         Effective as of the date hereof, the parties acknowledge and agree that the BTS Agreement is terminated in all respects, including but not limited to, any and all exclusive rights, and any and all commitments, of Vendor or any Vendor Affiliate or SBCW or any SBCW Parties or Cingular Affiliates thereunder except for the following: (i) the indemnities and warranties contained in Sections 6.06, 6.10 and 11.02 of the BTS Agreement which shall, with respect to acts or events occurring prior to the date hereof,


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survive the termination of the BTS Agreement subject to the following limitations -- (A) as to the Completed BTS Sites, such indemnities and warranties shall survive as if the BTS Agreement were not being terminated and
(B) as to the Milestone Sites, the Construction Sites and the Completed CA/NV Sites, such indemnities and warranties shall survive for a period of one (1) year from and after the Applicable Site Transfer Date (and shall, in the case of the warranties contained in Section 6.10 of the BTS Agreement and the indemnity contained in Section 11.02 (a)(B) of the BTS Agreement, apply only with respect to Work performed by Vendor and not a third party), except with respect to Claims asserted during such one (1) year period or Claims brought by a third party against an indemnified party (as to which asserted and third-party Claims such indemnities and warranties shall survive until there is a final unappealable resolution of such Claims or, in the case of the warranties set forth in Section 6.10, until Vendor has remedied the defect or other condition in question); (ii) the right to inspect Vendor's books and records contained in
Section 3.09 of the BTS Agreement with respect to the Completed BTS Sites, and, with respect to the other BTS Sites, to the extent such books and records are not delivered to SBCW or its designee; and (iii) all other rights and obligations of the parties with respect to the In Process BTS Sites or Completed Sites to the extent contained herein.

                                   ARTICLE II
                                 COMPLETED SITES

         (a) SUBLEASE OF COMPLETED BTS SITES. The parties acknowledge and agree that on or before June 14, 2002, Vendor will deliver to SBCW the BTS Closing Package for each Completed BTS Site and reimburse to SBCW the SBCW Site Reimbursement Amount and any payments made by SBCW under the Ground Leases for such Completed BTS Sites which are also SBCW Sites. In connection therewith, the parties will execute and deliver to each other, a Site Designation Supplement for each Completed BTS Site (if not theretofore executed and delivered) and SBCW or the applicable Cingular Group Member will pay SBCW's Retroactive Rental Obligation and shall assign to Vendor or its designated Vendor's Affiliate such Cingular Group Member's right, title and interest in and to the Ground Lease and any other rights and materials of SBCW relating to such Completed BTS Sites on terms generally consistent with the provisions hereof applicable to the assignment of Ground Leases to SBCW or Cingular Group Members and as contemplated by (and on the terms and conditions of) the SBCW Transition Agreement Upon execution and delivery of the applicable Site Designation Supplement, the BTS Sublease, the applicable Site Designation Supplement and related documents shall govern the respective rights and obligations of the parties with respect to each Completed BTS Site (PROVIDED THAT the provisions of Section II and III of the MLA Term Sheet shall be deemed incorporated into the BTS Sublease for this purpose).

         (b) TRANSFER OF COMPLETED CA/NV SITES. The parties acknowledge and agree that the BTS Agreement shall be hereby modified and amended with respect to the Completed Sites to provide as follows:


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                  (1) On or prior to June 17, 2002, Vendor shall deliver to
SBCW, for its review, the Construction Package for each Completed CA/NV Site and SBCW Corporate shall have 20 days to review the Construction Package and the CA/NV Site Purchase Price set forth in each Construction Package; PROVIDED THAT if the Construction Package contains any Site Related Materials that violate any representations and warranties contained in Article V, Section (b), in any material respect (disregarding any knowledge qualifier) or, in the case of the representation contained in Section V(b)(8), the environmental assessments referred to therein disclose an Environmental Condition with respect to such Completed CA/NV Site, SBCW shall have the right to reject such Completed CA/NV Site (unless prior to the CA/NV Closing Date, Vendor remedies the condition on the basis of which SBCW has rejected such Completed CA/NV Site) and in addition, if the CA/NV Site Purchase Price for any Completed CA/NV Site is not approved by SBCW on the basis that it is not consistent with the provisions of this Agreement, then SBCW shall issue a Dispute Notice and the parties shall proceed with respect to such Completed CA/NV Site in accordance with the Dispute Procedure.

         On the earlier of July 15, 2002 or the Transaction Closing Date (the "CA/NV Closing Date"), subject to the right to reject any Completed CA/NV Site as hereinabove provided, in consideration of the Total CA/NV Site Purchase Price, to be paid to Vendor by SBCW and/or the applicable Cingular Group Member, Vendor and/or the applicable Vendor Affiliate shall transfer to SBCW, or the applicable Cingular Group Member, all of Vendor's and/or such Vendor Affiliate's right, title and interest, with warranty of title (consistent with that set forth in Article V Section (b)(2)) as to the leasehold estate created by the applicable Ground Lease, in and to the Completed CA/NV Sites, free and clear of all Liens, other than the Permitted Liens in accordance with the terms hereof, and SBCW or the applicable Cingular Group Member shall assume all of the obligations contemplated to be assumed by it under the Assignment Agreement (but SBCW or NewCo shall not be obligated to assume any Site Contract, Ground Lease, Third Party Collocation or other obligation not disclosed to SBCW). In connection with such transfer, the Completed CA/NV Sites shall not be added to or governed by the BTS Sublease, the BTS Agreement or any related documents, except as expressly provided in this Agreement. The determination of Total CA/NV Site Purchase Price shall be subject to the provisions of Article IV. Except for any amounts in Dispute, which shall be paid within five business days after resolution of such Dispute, the Total CA/NV Site Purchase Price shall be paid on CA/NV Closing Date.

                  (2) As to the Completed CA/NV Sites, the "Total CA/NV Site Purchase Price" shall be an amount equal to the lesser of (1) the aggregate sum of the CA/NV Budgeted Amounts as evidenced by the CA/NV Site Budget less any SBCW Reimbursement Amount for any Completed CA/NV Site which is also an SBCW Site (other than a Completed CA/NV Site which is rejected by SBCW in accordance with the terms of this Agreement) or (2) the sum of the CA/NV Site Purchase Price(s) for all Completed CA/NV Sites not rejected by SBCW in accordance with the terms of this Agreement. The CA/NV Budgeted Amount for each Completed CA/NV Site includes an


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estimated Allocated Developmental Overhead Reimbursement Amount as to each such
Completed CA/NV Site.

                                   ARTICLE III
                              IN PROCESS BTS SITES

         (a) SITE TRANSITION. The parties acknowledge and agree that the BTS Agreement shall be hereby further modified and amended to provide that in consideration of the Total Reimbursement Amount to be paid by SBCW to Vendor, Vendor and/or the applicable Vendor Affiliate shall transfer to SBCW or the applicable Cingular Group Member, all of Vendor's or such Vendor Affiliate's right, title and interest in and to the In Process BTS Sites, free and clear of all Liens, except Permitted Liens, as follows:

                  (1) MILESTONE SITES. With respect to the Milestone Sites, from and after the Milestone Cut Off Date, Vendor shall not commence Work or Services on any Milestone which has not already commenced as to such Milestone Site prior to the Milestone Cut Off Date, PROVIDED THAT with respect to any Work or Services related to any Milestone which has commenced, Vendor shall continue Work and Services as to such Milestone in the ordinary course and shall, to the extent reasonably possible, complete such Milestone on or before the Milestone Completion Date. Subject to Article IV, Section (b), in no event shall Vendor be required to perform any such Work or Services after the Milestone Completion Date. As Milestone Packages are prepared and ready for delivery to SBCW, Vendor shall first notify SBCW at the notice address set forth herein of the volume of, and anticipated time that, Milestone Packages will be delivered and. Vendor shall thereafter upon receiving direction from SBCW deliver to SBCW in accordance with the Milestone Package Delivery Schedule, a Milestone Package for each Milestone Site, at a location as directed by SBCW, including, without limitation, all of the applicable Site Related Materials for the applicable Completed Milestones. SBCW shall have 30 days after receipt of a Milestone Package to review the Milestone Package and the Milestone Site Reimbursement Amount set forth in each such Milestone Package; PROVIDED THAT if the Milestone Package contains any Site Related Materials that violate, in any material respect, any representations and warranties contained in Article V, Section (b) and applicable to the Milestone Sites, disregarding any knowledge qualifier, or, in the case of the representation contained in Section V(b)(8), the environmental assessments referred to therein disclose an Environmental Condition with respect to such Milestone Site, SBCW shall have the right, during such 30 day period to reject such Milestone Site (unless prior to the Milestone Transition Date Vendor remedies the condition on the basis of which SBCW has rejected such Milestone Site). In addition, if the Milestone Site Reimbursement Amount for any Milestone Site is not approved by SBCW on the basis that it is not consistent with the provisions of the Agreement, then SBCW shall issue a Dispute Notice and the parties shall proceed with respect to such Milestone Site in accordance with the Dispute Procedure.

         On the Milestone Transition Date, subject to the right to reject any Milestone Site as hereinabove provided, in consideration of the Total Milestone Reimbursement Amount, to be paid to Vendor by SBCW or the applicable Cingular Group Member of the Total Milestone Reimbursement Amount, Vendor or the applicable Vendor Affiliate shall


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transfer to SBCW or the applicable Cingular Group Member, all of Vendor's and/or such Vendor Affiliate's right, title and interest in and to the Milestone Sites, including as to any Milestone Site for which an executed Ground Lease is a Completed Milestone, with a warranty of title as to such leasehold estate created by the applicable Ground Lease (consistent with that set forth in Section V(b)(2)), pursuant to the applicable Assignment Agreement and in accordance with the other terms hereof and SBCW or the applicable Cingular Group Member shall assume all of the obligations contemplated to be assumed by it under the Assignment Agreement (but SBCW shall not be obligated to assume any Site Contract, Ground Lease, Third Party Collocation or other obligation not disclosed to it). If and to the extent any portion of any Milestone Site Reimbursement Amount is attributable to a Completed Milestone (or Deemed Completed Milestone), Vendor shall be responsible for payment of all costs and expenses (whether or not then currently due and payable) applicable to completing any such Completed Milestone or Deemed Completed Milestone to the extent payable (a) pursuant to contracts, purchase orders or other arrangements theretofore entered into by Vendor or (b) to the extent Vendor has not entered into such an arrangement, pursuant to arrangements entered into by SBCW or the applicable Cingular Group Member and approved by Vendor, such approval not to be unreasonably withheld or delayed. Vendor hereby agrees to provide SBCW with evidence of Vendor's payment of all costs and expenses applicable to completing any such Completed Milestone or Deemed Completed Milestone and Vendor shall and hereby does indemnify and hold harmless SBCW and the applicable Cingular Group Member from and against any loss, cost, expense or damages arising out of or incurred as a result of Vendor's failure to pay such amounts. The determination of the Total Milestone Reimbursement Amount shall be subject to the provisions of Article IV.

                  (2) CONSTRUCTION SITES. With respect to the Construction Sites, Vendor shall continue all Work and Services necessary to Complete each Construction Site as necessary to deliver the Construction Site Package and satisfy the requirements of the BTS Agreement and this Agreement. Such Services and Work in connection with Completing each Construction Site shall be performed by Vendor in accordance with the applicable undertakings and standards set forth in Articles IV, V, VI and VIII of the BTS Agreement. Moreover, on or before the Construction Site Package Date (as the same may be extended for any Construction Site by the period of any event or condition constituting Force Majeure), Vendor shall deliver to SBCW, the Construction Site Package for each Construction Site including, without limitation, all of the applicable Site Related Materials for the applicable Construction Sites. Thereafter, SBCW Corporate shall have thirty
(30) days to review the Construction Package and the Construction Site Reimbursement Amount set forth in each Construction Package; PROVIDED THAT if the Construction Package contains any Site Related Materials that violate, in any material respect, any representations and warranties contained in Article V, Section (b), disregarding any knowledge qualifier, or, in the case of the representation contained in Section V(b)(8), the environmental assessments referred to therein disclose an Environmental Condition with respect to such Construction Site, SBCW shall have the right during such 30 day period to reject such Construction Site (unless prior to the Construction Site Closing Date Vendor remedies the condition on the basis of which SBCW has rejected such Construction Site). In addition, if the Construction Site Reimbursement Amount set forth in each Construction Site Package is not approved by


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SBCW on the basis that it is not consistent with the provisions of the
Agreement, then SBCW shall issue a Dispute Notice and the parties shall proceed with respect to such Construction Site in accordance with the Dispute Procedure.

         On the Construction Site Closing Date, subject to the right to reject any Construction Site as hereinabove provided, in consideration of the Total Construction Site Reimbursement Amount, to be paid to Vendor by SBCW or the applicable Cingular Group Member, Vendor or the applicable Vendor Affiliate shall transfer to SBCW or the applicable Cingular Group Member (as identified by SBCW), all of Vendor's or such Vendor Affiliate's right, title and interest in and to the Construction Sites, as Completed, including a warranty of title (consistent with that set forth in Section V(b)(2)) as to such leasehold estate created by the applicable Ground Lease, pursuant to the applicable Assignment Agreement and in accordance with the other terms hereof and SBCW or the applicable Cingular Group Member shall assume all of the obligations contemplated to be assumed by it under the Assignment Agreement (but SBCW shall not be obligated to assume any Site Contract, Ground Lease Third Party Collocation or other obligation not disclosed to it). Vendor shall and hereby does agree to provide SBCW with evidence of Vendor's payment of all costs and expenses applicable to completing any such Construction Site and Vendor shall indemnify and hold harmless SBCW and the applicable Cingular Group Member from and against any loss, cost, expense or damages arising out of or incurred as a result of Vendor's failure to pay any such costs or expenses. Notwithstanding anything to the contrary contained herein, the Construction Site Closing Date shall, as to any Construction Site the Completion of which was delayed by reason of Force Majeure, be adjourned by the period of such delay plus five (5) Business Days, and the Construction Site Reimbursement Amount for such Construction Site shall be paid to Vendor on such adjourned Construction Site Closing Date; PROVIDED THAT, in the event that the Construction Site Closing Date is delayed beyond October 15, 2002, for any reason other than Force Majeure, SBCW shall be entitled to a credit against the Construction Site Reimbursement Amount in an amount equal to $7500 for each month the Construction Site Closing Date is delayed beyond October 15, 2002-, (which amount shall be appropriately prorated in the case of a partial month). The determination of the Total Milestone Reimbursement Amount shall be subject to the provisions of
Article IV.

         (b) VENDOR COMPENSATION. The parties further acknowledge and agree that the Total Reimbursement Amount shall be the sole compensation due and payable to Vendor for Work and other Services performed pursuant to the BTS Agreement and this Agreement in connection with the In Process BTS Sites and for transferring each In Process BTS Site as required hereby. The Total Reimbursement Amount shall be determined, as follows:

                  (1) As to each Milestone Site, the "Milestone Site Reimbursement Amount" shall be the amount payable for each Milestone Site and shall be calculated as of the Milestone Cut off Date, based on the fixed price amounts (the "Fixed Price Amounts") set forth on the Milestone Reimbursement Schedule for the Completed Milestones or Deemed Completed Milestones for each Milestone Site. Except for any amounts in Dispute, which shall be paid within ten (10) Business Days


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after resolution of such Dispute, the Milestone Site Reimbursement Amount shall be paid on the Milestone Transition Date.

                  (2) Notwithstanding the provisions of Section III(b)(2):

                  (a) If one of the Deemed Complete Milestones is the ordering of a Tower and such Tower has been ordered but not delivered, on the Milestone Transaction Date, SBCW shall reimburse Vendor for all actual costs incurred and paid by Vendor or any Vendor Affiliates related to the purchase of such Tower (as evidenced by supporting documentation reasonably acceptable to SBCW), and Vendor shall assign to SBCW all of Vendor's rights and interest in, and SBCW shall assume all of Vendor's obligations (other than to extent of the reimbursement) under, the purchase order for such Tower including, without limitation, the obligation to make all remaining payments for such Tower. At the request of SBCW, Vendor shall store such Tower at Vendor's expense until the Milestone Transition Date or such earlier date as requested by SBCW.

                  (b) If Vendor has ordered a Tower for a different site but such Tower has been re-classified and designated for a Milestone Site, SBCW may, at its option, either: (i) reject such Tower, in which event Vendor shall retain such Tower and its associated rights and obligations; or (ii) accept such Tower, in which event the provisions of clause (a) above shall apply.

                  (3) As to the Construction Sites, the "Total Construction Site Reimbursement Amount" shall be an amount equal to the lesser of (1) the aggregate sum of the Budgeted Amounts for all accepted Construction Sites as evidenced by the Construction Site Budget less any SBCW Reimbursement Amount for each such Construction Site which is also a SBCW Site (other than any Construction Site which is rejected by SBCW in accordance with the terms of this Agreement) or (2) the sum of the Construction Site Reimbursement Amounts for all Construction Sites not rejected by SBCW in accordance with the terms of this Agreement. With regard to the foregoing, attached hereto is the Construction Site Budget which provides a Budgeted Amount for each Construction Site and the aggregate Budgeted Amount(s) for all Construction Sites (as of the date hereof). The parties acknowledge that the Budgeted Amounts as set forth on the Construction Site Budget are Vendor's good faith estimates, as to each Construction Site, of the direct third party costs to Complete each of the Construction Sites PLUS the Allocated Developmental Overhead Reimbursement Amount. The Budgeted Amount for each Construction Site includes an estimated Allocated Developmental Overhead Reimbursement Amount as to each Construction Site. Except for any amounts in Dispute, which shall be paid within five (5) Business Days after resolution of such Dispute, and any credit to SBCW for a delay as set forth, in Article II, Section (a)(2) above, the Construction Site Reimbursement Amount shall be paid on the Construction Site Closing Date.


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         (c) CINGULAR WORK. The parties acknowledge that portions of the Work and Services relating to the Completed Sites or In Process BTS Sites may have been performed by SBCW or its Affiliates or by a third party on behalf of SBCW or its Affiliates ("Cingular Work"). Accordingly (and without duplicating the deduction for the SBCW Site Reimbursement Amount set forth in Section III(b)(3) or Section II(b)(2)), the cost and expense of any Cingular Work shall not be included in calculating the Total CA/NV Site Purchase Price or any portion of the Total Reimbursement Amount. In addition, SBCW shall be entitled to the applicable SBCW Reimbursement Amount with respect to any Completed BTS Site which is also an SBCW Site.

         (d) IN PROCESS BTS SITES. The parties acknowledge and agree that the In Process BTS Sites will be Completed and/or Vendor's or the Vendor Affiliate's interest therein transferred to SBCW or the designated Cingular Group Member as provided in this Agreement and shall not be added to or governed by the BTS Sublease, the BTS Agreement or related documents, except as provided this Agreement.

                                   ARTICLE IV
               DISPUTE RESOLUTION; FURTHER ASSURANCES; PRORATIONS

         (a) DISPUTED COSTS. Without limiting the foregoing, SBCW shall have the right to dispute and review any charge as to any Completed CA/NV Site or any In Process BTS Site to be included in the calculation of the Total CA/NV Site Purchase Price or any portion of the Total Reimbursement Amount (herein, a "Disputed Cost"). In connection with any Disputed Cost, SBCW shall be entitled to request and receive further supporting documentation evidencing such Disputed Cost, including copies of paid invoices and lien waivers (if applicable) to which such Disputed Cost relates. Any dispute regarding a Disputed Cost (a "Dispute"), shall be resolved in accordance with these Dispute Procedures. The parties agree to appoint representatives to facilitate resolution of any such Dispute as set forth below:

                  (1) SBCW shall within the applicable period set forth in
Article III herein, give written notice (the "Dispute Notice") to Vendor of any Dispute. The Dispute Notice shall include a short description of the Dispute and shall be sent to Vendor via confirmed (A) facsimile or (B) email. The designated representatives shall meet (in person or by conference call) as often as the parties reasonably deem necessary to discuss the Dispute in an effort to resolve the Dispute without the necessity of any formal proceeding. The parties' designated representatives shall have their first meeting, pursuant to this subsection, within five (5) business days from receipt of the Dispute Notice by Vendor.

                  (2) In the event that such representatives are unable to resolve the Dispute within fifteen (15) business days after the receipt of the Dispute Notice, or if after at least two (2) meetings and ten (10) business days following the receipt of the Dispute Notice, either party determines in good faith that such representatives are unlikely to be able to resolve such Dispute, then within three (3) business days of written notice by either party of an impasse, the Dispute shall be referred by written notice to an


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executive officer of each of such parties for consideration or, if either party so elects, the parties shall submit the Dispute as to all Disputed Costs to arbitration in accordance with the Arbitration Procedures attached hereto as
SCHEDULE IX.

         (b) FURTHER ASSURANCES/COOPERATION. Without limiting the foregoing but without expanding or enlarging Vendor's obligations hereunder, Vendor agrees to furnish all such information, take all such other action, and cooperate with SBCW as SBCW may require in order to effectuate an orderly and systematic termination or Completion of the Services, Work and other Vendor duties, obligations and activities with respect to the In Process BTS Sites and Completed CA/NV Sites, as applicable. Vendor for itself and applicable Vendor Affiliates and SBCW for itself and applicable Cingular Group Members agree to execute whatever instruments, in addition to the Assignment Agreement, either party may reasonably request to effectuate or evidence the orderly transition and transfer of the In Process BTS Sites and Completed CA/NV Sites, as applicable. Vendor will, from time to time at SBCW's request, use Vendor's reasonable efforts to assist SBCW and the applicable Cingular Group Members in securing the consent of any ground lessors or other third parties, that may be required to effect or perfect the transition of any In Process BTS Site or Completed CA/NV Site, as applicable, in accordance with the provisions of this Agreement (it being agreed that if the parties are unable to obtain any such consent of a ground lessor, Vendor's interest in the applicable In Process Site, notwithstanding anything to the contrary contained in this Agreement, shall not be assigned to SBCW or a Cingular Group Member). To the extent it is legally able to do so, Vendor for itself and applicable Vendor Affiliates will, from time to time at SBCW's request, execute and deliver such bills of sale, assignments and other instruments, conveyances and transfers (all without representation or warranty, except for the warranty of title set forth in
Section V(b)(2) hereof and other representations and warranties only as set forth herein, in the Assignment Agreement and the related individual assignment agreements) as are reasonably necessary in order to more fully and effectively confirm the transition and transfer of Vendor's or the applicable Vendor Affiliate's right, title and interest in and to the In Process BTS Sites and Completed CA/NV Sites, as applicable including, without limitation, as to each Completed CA/NV Site, Construction Site, and Milestone Site that has reached the Ground Lease Milestone, executing and delivering, on the Applicable Site Transfer Date, duly executed assignments (substantially in the form of the Assignment Agreement attached), and/or memoranda of Ground Leases, in each case, in proper recordable form for the State in which such BTS Site is located, to more fully perfect and vest leasehold title to those BTS Sites in SBCW or the applicable Cingular Group Member. With respect to the Completed CA/NV Sites and the Construction Sites, as applicable, SBCW and Vendor (and applicable Vendor's Affiliates) shall cooperate with each other toward effecting a smooth and orderly transition in the property management, lease administration and site operation of those BTS Sites (to the extent theretofore commenced) from Vendor to SBCW or the applicable Cingular Group Member.

         SBCW and Vendor shall use good faith efforts to structure the transfer of Vendor's or the applicable Vendor Affiliate's right, title and interest in and to the In Process BTS Sites (or any of them) and/or Completed CA/NV Sites by Vendor to SBCW


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(or SBCW's designee) in a manner that will minimize the transaction costs associated with such transfer, including without limitation, any sales tax or real property transfer taxes. Without limiting the foregoing, the transfers of the In Process BTS Sites and/or Completed CA/NV Sites, as applicable, shall be accomplished either by (i) the transfer of such BTS Sites directly to SBCW or the applicable Cingular Group Member each pursuant to the Assignment Agreement, as applicable to such BTS Sites; or at the option of Vendor or SBCW, (ii) Vendor or the applicable Vendor Affiliate shall transfer, pursuant to the Assignment Agreement and other related documents, the Completed CA/NV Sites and/or the In Process BTS Sites to one (or more than one, if required in order to accommodate multiple closing dates), newly formed limited liability companies (collectively, "NewCo", which term may include as to the Completed CANV Sites, the Company (as defined in the NewCo Purchase Agreement)) to be formed by Vendor immediately prior to the transfer of such BTS Sites to NewCo and SBCW (or the applicable Cingular Group Member) shall thereafter acquire 100% of the membership interests in NewCo in a manner and for a price consistent with the terms of this Agreement (as if the transfers were being made directly SBCW or the applicable Cingular Group) and otherwise reasonably acceptable to the parties. The parties will each be responsible for 50% of the applicable transfer tax and sales tax associated with the transfers referred to herein. PROVIDED THAT as part of the Assignment Agreement, Vendor and Vendor Affiliates shall, among other things, cause NewCo to, jointly and severally represent and warrant to SBCW and the applicable Cingular Group Members with respect to NewCo substantially the same representations and warranties with respect to the Company (as defined in the SS NewCo Purchase Agreement) set forth in Sections 2.1(b), 2.2(b), 2.2(c) (except to the extent covered in Section V(a) (3) hereof), 2.3, 2.4, 2.5, 2.6 (not including the representations and warranties contained in the second and third sentence of section 2.6(a) of the SS NewCo Purchase Agreement) which are otherwise covered herein and 2.7 (collectively, the "Entity Representations") of the SS NewCo Purchase Agreement. Further, (a) Vendor and Vendor Affiliates shall, jointly and severally, indemnify SBCW and Cingular Group Members for, among other things, breaches of any of the Entity Representations (which shall, for indemnification purposes, be deemed not to include references to "material" or "material adverse effect"), (b) such Entity Representations shall survive indefinitely and (c) indemnification claims made with respect to breaches of such Entity Representations shall not be subject to any limitations (including thresholds, deductibles or maximums), except that in no event shall one party be liable to the other party for any special, incidental, consequential or other such damages.

         (c) NEGATIVE COVENANTS. From the date of this Agreement until the Applicable Site Transfer Date as to the In Process BTS Sites and Completed CA/NV Sites, as applicable, except as otherwise expressly contemplated herein, Vendor covenants and agrees that it will not do or agree or commit to do, any of the following: (i) impose, or suffer the imposition or existence, on Vendor's or any Vendor Affiliate's interest, if any, in any In Process BTS Sites or Completed CA/NV Sites of any Lien (other than a Permitted Lien and security interests in favor of Vendor's senior lenders, which security interests will be released at or prior to the Applicable Site Transfer Date) or permit any such Lien to exist, except for such Liens that the Vendor will cure by bonding or otherwise discharging on or prior to the Applicable Site Transfer Date; (ii) sell, lease, mortgage or otherwise dispose of Vendor's or any Vendor Affiliate's interest, if any, in any In Process BTS Sites and Completed CA/NV Sites (other than the granting of security interests in favor of Vendor's senior lenders, which security interests will be released at or prior to the Applicable Site Transfer Date); or (iii) except as expressly required under Article III hereunder, enter into, modify or amend in any material respect or terminate any Ground Lease, Site Contract or Third Party Collocation Agreement or waive, release or compromise in any material respect or assign any material rights or claims relating thereto.

         (d) PRORATIONS. As soon as practicable after the Applicable Site Transfer Date, real estate and personal property taxes ("Taxes") attributable to those BTS Sites being transferred shall be apportioned as of the Applicable Site Transfer Date for each. Such apportionments shall be made pro rata on a per diem basis as of the Effective Date so that all such Taxes attributable to the period prior to the Applicable Site Transfer Date are for the account of Assignor; and all such Taxes attributable to the period on and after the Applicable Site Transfer Date are for the account of SBCW or applicable Cingular Group Member. Taxes shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's Taxes when the tax bills are finally rendered. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Taxes, and each party shall furnish, at the request of the other, proof of payment of any Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax. In the event that either party (the "Payor") pays a Tax for which the other party (the "Payee") is obligated in whole or in part under this Section, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Tax, and the Payee shall promptly pay such share to the Payor. In the event either Party (the "Recipient") receives refunds of a Tax to which the other Party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary. In the event there exists as of the Applicable Site Transfer Date any pending appeals of ad valorem tax assessments with regard to any of the BTS Sites being transferred, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Assignee with respect to assessments for the year within which the Assignment occurs.

         The parties agree that the following items shall be also apportioned between Vendor and SBCW, as of the Applicable Site Transfer Date, as to the Completed CA/NV Sites and Construction Sites: (a) rents and revenues under all Third Party Collocation Agreements; (b) base rent, license fees, revenue sharing payments or other charges due to landlords, lessors or licensors under the Ground Lease and (c) utility charges relating to Tower lighting. Such apportionments shall be made pro rata on a per diem basis as of the Applicable Site Transfer Date so that all such rents, revenues, charges and payments attributable to the period prior to the Applicable Site Transfer Date are for the account of Vendor; and all such rents, revenues, charges and payments attributable to the period from and after the Applicable Site Transfer Date are for the account of SBCW with such adjustments (and adjustments pursuant to the first paragraph of this Section 4(d)) to be made as of the Applicable Site Transfer Date by the party that on a net basis owes money to the other party under this paragraph (d) by wire transfer of immediately available funds to such accounts as such other party shall direct in writing. The parties shall fully cooperate to avoid, to the extent legally possible, making duplicate payments to ground lessors or other counter-parties under the Ground Leases and to other third parties.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         (a) VENDOR AND TOWERCO PARENT ORGANIZATION, STANDING, POWER, AUTHORITY, NO BREACH BY AGREEMENT. Vendor and TowerCo Parent hereby jointly and severally represent and warrant to SBCW and the Cingular Group Members as follows:

                  (1) Each of Vendor and TowerCo Parent is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, is (in the case of Vendor) duly qualified to transact business as a foreign corporation and is in good standing under the Laws of each state where the BTS Sites are located (to the extent required under applicable Law), and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted or proposed to be conducted.

                  (2) Each of Vendor and TowerCo Parent has the corporate power and authority necessary to execute, deliver and perform this Agreement and the Assignment Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement, and the Assignment Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of Vendor and TowerCo Parent.

                  (3) Neither the execution and delivery of this Agreement by Vendor or TowerCo Parent, nor the consummation by Vendor or TowerCo Parent of the transactions contemplated hereby, nor compliance by Vendor or TowerCo Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of either Vendor's or TowerCo Parent's certificate of incorporation, bylaws, operating agreement or other organizational documents,
(ii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any BTS Site, under any contract (other than a Ground Lease), permit or Site Related Asset of Vendor, Vendor Affiliate or TowerCo Parent, or to the best knowledge of Vendor or TowerCo Parent, constitute or result in a default under any Ground Lease, or (iii) constitute or result in a default under, or require any consent pursuant to, any Law or Order applicable to Vendor or TowerCo Parent or any of the BTS Sites.

                  (4) This Agreement is, and the Assignment Agreement and all other transfer documents when delivered hereunder or in connection herewith shall be, the legal, valid and binding obligations of Vendor and/or TowerCo, as applicable, enforceable against Vendor and/or TowerCo, as applicable, in accordance with their respective terms, subject however, to the (1) application by a court of general principles of equity and (2) effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (5) There has not been filed any petition or application with respect to, or any proceeding commenced by or against, any of the assets of Vendor or any Vendor Affiliate under any Bankruptcy Law, and Vendor has not made any assignment for the benefit of creditors. Vendor is not "insolvent" within the meaning of any Bankruptcy Law. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall render Vendor or any Vendor Affiliate insolvent, leave such party with an unreasonably small amount of assets to conduct its business or unable to pay its debts as they become due. Vendor acknowledges that, upon receipt of the Total CA/NV Site Purchase Price for the Completed CA/NV Sites, Vendor will have received fair market value for the Completed CA/NV Sites and upon receipt of the Milestone Site Reimbursement Amount as to any Milestone Site and the Total Construction Site Reimbursement Amount as to the Construction Sites, Vendor will have received fair market value for each such In Process BTS Sites.

         (b) IN PROCESS BTS SITES AND COMPLETED SITES. With respect to the In Process BTS Sites and the Completed Sites, as applicable, Vendor and Vendor Affiliates hereby represent and warrant as follows:

                  (1) As of the date hereof, Vendor is in compliance in all material respects with all terms and conditions of the BTS Agreement required to be complied with through the date hereof, and has performed in all material respects all the obligations and covenants required to be performed by Vendor thereunder through the date hereof.

                  (2) As to each Completed Site or Construction Site or a Milestone Site for which an executed Ground Lease is a Completed Milestone, and for which the Ground Lease with respect to each was entered into by Vendor or a Vendor Affiliate:

                  (A) Vendor or Vendor Affiliate has a valid leasehold title in and to each such Completed Site, Construction Site or Milestone Site, and each Ground Lease with respect thereto is in full force and effect

                  (B) Each such Ground Lease (i)conforms in all material respects to the form of Ground Lease heretofore made available to SBCW, except in regards to Vendor's rights to assign its interest in the Ground Lease as to any Milestone Site as hereinafter provided, (ii) The term of each such Ground Lease, including extension terms, is no less than twenty (20) years and the rents are on market terms, with no revenue sharing; and.

                  (C) Vendor's (or Vendor's Affiliate's) interest in such Ground Leases for each Completed CA/NV Site and each Construction Site is assignable to SBCW or applicable Cingular Group Member without the landlord's prior consent and to the best knowledge of Vendor, Vendor's interest in such Ground Leases for each of the Milestone Sites with an executed Ground Lease is assignable to

         SBCW or applicable Cingular Group Member without the landlord's prior consent.

                  (3) Neither the Vendor (to the extent it is a party under a Ground Lease) nor to the best knowledge of Vendor, the ground lessor or counter-party under any Ground Lease is in breach of such Ground Lease in any material respect and neither Vendor nor any Vendor Affiliate has received any notice that any Ground Lease is in default. Promptly after the date hereof, Vendor shall deliver to SBCW a schedule of the Ground Leases, together with true, correct and complete copies of the Ground Leases.

                  (4) Vendor does not hold fee simple title to any of the BTS Sites.

                  (5) With respect to all Completed Sites and any In Process BTS Site for which Vendor, in each case, has entered into a Ground Lease or as to any Milestone Site for which an executed Ground Lease by Vendor is a Completed Milestone, Vendor has obtained all easements and rights-of-way that are reasonably necessary to provide vehicular and pedestrian ingress and egress to and from each of the Completed Sites and In Process BTS Sites and all such easements and rights-of-way run with title to Vendor, as the holder of the ground tenant or ground lessee interest to such Completed Site and In Process BTS Site. No action is pending or to the best of Vendor's knowledge, threatened which would have the effect of terminating or limiting such access.

                  (6) The lease or use of the land respecting each Completed Site and Construction Site, as applicable, in each case for the construction and operation of a Tower (where Vendor (rather than SBCW or its affiliate) was responsible for completing the zoning or land use compliance Milestone), is in compliance with all applicable zoning and other land use requirements where the failure to so comply would materially limit the ability of any Person to use such land for such use (PROVIDED THAT in each case there may exist conditions or limitations on such use, none of which shall materially interfere with the use of such BTS Site by SBCW or the applicable Cingular Group Member as contemplated by the BTS Agreement and this Agreement).

                  (7) Vendor has not received any written notice that any Governmental Authority having the power of eminent domain over any BTS Site has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of such BTS Site.

                  (8) Except as set forth on the environmental assessments to be delivered by Vendor or Vendor Affiliate hereunder, to Vendor's and TowerCo Parent's knowledge, (i) no Environmental Condition exists at any BTS Site, and
(ii) no pending or threatened litigation in respect of any such Environmental Condition exists. Neither Vendor nor Vendor Affiliate or any of its agents, representative, employees or consultants has caused any Environmental Condition at any BTS Site.

                  (9) Vendor has not entered into any third party collocation agreements, subleases, master site leases or licenses for any BTS Site ("Third Party Collocation Agreements").

                  (10) Except for Ground Leases, Vendor has not entered into any contracts ("Site Contracts", which term shall not include the Ground Leases) for the Completed CA/NV Sites or Construction Sites under which contracts obligations will survive the transfer of those BTS Sites and which contracts will be assumed by SBCW or a Cingular Group Member under this Agreement. With respect to the Milestone Sites, no obligations under any Site Contract which will be assumed by SBCW or a Cingular Group Member under this Agreement will survive the transfer of those Milestone Sites except as to contracts related to Deemed Completed Milestones as necessary to complete the Milestone. Vendor will include in each Milestone Package a true and complete copy of any Site Contract necessary to complete a Completed Deemed Milestone Site. Notwithstanding the foregoing, warranties of counterparties as set forth therein and any right of Vendor under such Site Contracts will survive as set forth therein and shall be assigned to SBCW or the applicable Cingular Group Member.

                  (11) On and as of the CA/NV Closing Date, there will be no mechanics', materialmen's or laborers' liens filed against Vendor's interest in any of the Completed CA/NV Sites; and there will be no claims for labor, services, profit or material furnished for constructing, repairing or improving the Completed CA/NV Sites which will remain due and unpaid. On and as of the Applicable Site Transition Date, there will be no mechanics', materialmen's or laborers' liens filed against Vendor's interest in the Construction Sites with respect to any costs or expenses which are then currently due and payable and there will be no outstanding claims for labor, services, profit or material furnished for constructing, repairing or improving those Construction Sites which will remain due and unpaid, except for those which Vendor is contesting in good faith and as to which Vendor indemnifies SBCW in a manner reasonably acceptable to SBCW; PROVIDED THAT in connection with any contest, neither the In Process BTS Site nor any part thereof is in danger of sale, foreclosure or forfeiture by reason of the nonpayment thereof.

         (c) SBCW's Representations and Warranties. SBCW represents and warrants to Vendor and TowerCo Parent as follows:

                  (1) SBCW is a Delaware limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

                  (2) SBCW has the limited liability company power and authority necessary to execute, deliver and perform this Agreement and the Assignment Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Assignment Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SBCW.

                  (3) Neither the execution and delivery of this Agreement by SBCW, nor the consummation by SBCW of the transactions contemplated hereby, nor compliance by SBCW with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of SBCW's operating agreement or other organizational documents, (ii) constitute or result in a default under any contract or permit of SBCW, or (iii) constitute or result in a default under, or require any consent pursuant to, any Law or Order applicable to SBCW.

                  (4) This Agreement is, and the Assignment Agreement and all other transfer documents when delivered hereunder or in connection herewith shall be, the legal, valid and binding obligations of SBCW, as applicable, enforceable against SBCW, in accordance with their respective terms, subject however, to the (1) application by a court of general principles of equity and
(2) effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (5) SBCW has the authority to execute and deliver this Agreement on behalf of the SBCW Parties.

All of the foregoing representations and warranties in this section c shall apply with equal force to the SBCW Parties, except that for such purpose such representations and warranties shall be deemed modified to reflect the form and jurisdiction of organization of each SBCW Party.

         (d) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Vendor's representations and warranties provided in this Article V shall survive this Agreement indefinitely except that the representations and warranties set forth in Article V Section (b) (1) through (9) above shall only survive for a period of one (1) year from and after the Applicable Site Closing Date, except with respect to Claims asserted during such one (1) year period and Claims brought by a third party against SBCW or the applicable Cingular Group Member, which shall survive until there is a final unappealable resolution as to such Claims.

         (e) BRING-DOWN CERTIFICATE. On the Applicable Site Transfer Date as to each of the Completed CA/NV Sites and In Process BTS Sites, as applicable, it shall be a condition precedent to the transfer of the BTS Site in question that a certificate shall be delivered to SBCW, signed by an executive officer of Vendor, Vendor Parent and applicable Vendor Affiliates, certifying that all representations and warranties in this Article V with respect to Vendor or a Vendor Affiliate and with respect to such BTS Site are true, complete and correct as of the Applicable Site Transfer Date.


                                   ARTICLE VI
                                    INDEMNITY

         Without limiting the indemnities set forth in Section 11.02 of the BTS Agreement, which shall survive the termination of the BTS Agreement to the extent set forth in Article I hereof, Vendor shall, and Vendor does hereby agree to, indemnify and hold harmless each SBCW Indemnitee from and against any Claims in connection with the BTS Sites, by reason of or arising out of: (i) personal injury, death, and damage to tangible property resulting from (A) the intentional or negligent acts or omissions of Vendor's directors, officers, employees, agents, consultants, contractors or subcontractors in connection with any In Process BTS Site or performance of this Agreement, or (B) any design or manufacturing defect in any Tower, the Improvements or any part thereof, whether manufactured by Vendor hereunder or otherwise or any defects in construction or installation of any Tower, Improvements or Constructed Improvements; (ii) Vendor's breach of its obligations under this Agreement including without limitation in respect of any Work or Services; (iii) the termination or removal of any employee or subcontractor of Vendor pursuant to Section 3.06(d) of the BTS Agreement; (iv) Vendor's breach of any representation or warranty in this Agreement, or (v) failure of Vendor to comply with any obligation under this Agreement as to Governmental Requirements. In no event shall the foregoing indemnification provisions diminish, affect, impede or impair, in any manner whatsoever, the benefits to which any SBCW Indemnitee may be entitled under any insurance policy required by the BTS Agreement or otherwise with respect to any In Process BTS Site or under the terms of any waiver of any subrogation contained therein. The indemnities provided in this Article VII shall survive for one (1) year from and after the Applicable Site Transfer Date, except with respect to Claims asserted during such one (1) year period, Claims under clause (i) and Claims brought by a third party against SBCW or the applicable Cingular Group Member, which shall survive until there is a final unappealable resolution of such Claim.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         (a) DEFINITIONS. The following terms when used herein with initial capital letters shall have the following meanings:

         "AGREED SITE RENT" means "BTS Rent" as defined in the BTS Agreement, and shall be calculated as set forth in Section 9 of the BTS Sublease.

         "ALLOCATED DEVELOPMENTAL OVERHEAD REIMBURSEMENT AMOUNT" means as to any Construction Site or any Completed CA/NV Site, (i) that portion of the personnel and overhead expenses of Vendor's Development Group which is equitably allocated to such Construction Site or Completed CA/NV Site plus (ii) the direct cost of labor provided by Vendor with respect to the construction of such Construction Site or Completed CA/NV Site plus fifteen percent (15%) of the actual construction cost (including the cost of the aforesaid labor) with respect to such Construction Site or Completed CA/NV Site.

         "APPLICABLE SITE TRANSFER DATE" means the Transaction Closing Date, as to the Completed CA/NV Sites, the Construction Site Closing Date, as to the Construction Sites and the Milestone Transition Date, as to the Milestone Sites.

         "ASSIGNMENT AGREEMENT" means the form attached hereto as SCHEDULE VII to be used to globally assign Vendor's right, title and interest in and to all In Process BTS Sites and all Completed CA/NV Sites in accordance with the terms hereof to SBCW (or its designees) or, as applicable, to NewCo as contemplated hereby in Article IV Section (b) hereof.

         "BTS CLOSING PACKAGE" means the same package of information and Completion Certification to be delivered by Vendor which would have been required to be delivered in connection with a Completed Site under the terms of the BTS Agreement prior to the date hereof.

         "BTS SITES" means collectively the Completed Sites and the In Process BTS Sites.

         "BUDGETED AMOUNT" means, with respect to a Construction Site, the total amount of the estimated development and construction budget for such Construction Site, as set forth on the Construction Site Budget.

         "CA/NV BUDGETED AMOUNT" means as to each Completed CA/NV Site, the estimated reimbursement cost therefore as set forth on the CA/NV Site Budget.

         "CA/NV SITE BUDGET" means, with respect to all Completed CA/NV Sites, the CA/NV Budgeted Amounts for the Completed CA/NV Sites, as set forth on the attached SCHEDULE II, as it may be adjusted to deduct and delete any CA/NV Budgeted Amount attributable to any Completed CA/NV Site which is rejected by SBCW in accordance with the terms hereof.

         "CA/NV SITE PURCHASE PRICE" means the purchase price for each Completed CA/NV Sites equal to the (i) direct third party expenses actually incurred by Vendor in connection with development, construction and Completion of such Completed CA/NV Site, as evidenced by invoices or other reasonable supporting documentation, including without limitation, the Construction Site Package for each Completed CA/NV Sites PLUS the (ii) Allocated Developmental Overhead Reimbursement Amount for such Completed CA/NV Site.

         "CINGULAR GROUP MEMBER" means (i) Cingular Wireless LLC; (ii) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with Cingular Wireless LLC (including, without limitation, each of the members of Cingular Wireless LLC); or (iii) any other Person in which a Person referred to in (i) or (ii) above beneficially owns a majority of the outstanding capital stock or equity interests.

         "CINGULAR WORK" shall have the meaning ascribed thereto in Article III, Section (c) hereof.

         "COMPLETED BTS SITES" means the Completed Sites other than the Completed CA/NV Sites only as listed on attached SCHEDULE I.

         "COMPLETED CA/NV SITES" means the Completed Sites other than the Completed BTS Sites, which are substantially complete as of the date hereof and which will be Completed on or before the CA/NV Closing Date, all only as listed on attached SCHEDULE

II, together with the Site Related Assets, and Site Related Materials applicable to such Completed CA/NV Sites.

         "COMPLETED MILESTONE" means a Milestone which was commenced in connection with a Milestone Site prior to the Milestone Cut off Date and which is completed by the Milestone Completion Date.

         "COMPLETED SITES" means the BTS Sites the construction of which has been substantially completed prior to March 31, 2002 including, collectively, the Completed CA/NV Sites and the Completed BTS Sites.

         "CONSTRUCTION SITE(S)" means those In Process BTS Sites for which a SARF has been issued pursuant to Section 5.01(a) of the BTS Agreement prior to the date hereof, and which is not a Completed Site (other than SBCW Sites which can not be transferred to Vendor as Completed BTS Sites because of failure to obtain a necessary ground lessor consent to assignment) but which has reached the Permit Milestone, all only as listed on the attached SCHEDULE IV, together with the Site Related Assets, and Site Related Materials applicable to such Construction Sites.

         "CONSTRUCTION SITE BUDGET" means, with respect to all Construction Sites, the Budgeted Amounts for the Construction Sites, as set forth on the attached SCHEDULE IV, as it may adjusted to deduct and delete the Budgeted Amount attributable to any Construction Site which is rejected by SBCW in accordance with the terms hereof.

         "CONSTRUCTION SITE CLOSING DATE" means thirty (30) days after the delivery of the last Construction Site Package, but in no event (subject to Force Majuere) later than October 3, 2002; being the date that the Construction Sites are to be Completed and transferred to SBCW or the applicable Cingular Group Member in accordance with the terms of Article III hereof.

         "CONSTRUCTION SITE PACKAGE" means the package of information and executed Completion Certification to be delivered by Vendor to SBCW, together with a Document Checklist, which package would have been required to be delivered in connection with a Completed BTS Site under the terms of the BTS Agreement as it existed prior to the date hereof.

         "CONSTRUCTION SITE PACKAGE DATE" means September 3, 2002 (which is subject to Force Majeure), the outside date for the Construction Site Packages to be delivered to SBCW for review prior to the Construction Site Closing Date; PROVIDED THAT if the Construction Packages are ready prior to that date they shall be delivered promptly after they are ready.

         "CONSTRUCTION SITE REIMBURSEMENT AMOUNT" means, as to a Construction Site, an amount equal to the direct third party expenses actually incurred by Vendor in connection with development, construction and Completion of such Construction Site as evidenced by invoices or other reasonable supporting documentation, PLUS the Allocated Developmental Overhead Reimbursement Amount for such Construction Site.

         "DEEMED COMPLETED MILESTONE" means a Milestone which was commenced in connection with a Milestone Site prior to the Milestone Cut off Date but which was not completed by the Milestone Completion Date, but for which Vendor is being compensated in accordance with the terms hereof.

         "DISPUTE" shall have the meaning ascribed thereto in Article IV, Section (a) hereof.

         "DISPUTED COST" shall have the meaning ascribed thereto in Article IV, Section (a) hereof.

         "DISPUTE NOTICE" shall have the meaning ascribed thereto in Article IV, Section (a) (1) hereof.

         "DISPUTE PROCEDURE" means the procedure set forth herein in Article IV, Section (a) for resolving a Dispute.

         "DOCUMENT CHECKLIST" means the form annexed hereto as SCHEDULE VIII to be used by Vendor as the cover sheet to submit a Milestone Package or Construction Package, as applicable.

         "ENVIRONMENTAL CONDITION" means, as to each BTS Site, any conditions or circumstances, including without limitation, the presence of Hazardous Materials, that (i) require abatement or correction under the Environmental Laws, (ii) give rise to any civil or criminal Liability under any Environmental Laws relating to the use or occupancy of any BTS Site or (iii) constitute a public or private nuisance to a third party.

         "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 ET SEQ. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "HAZARDOUS MaTERIAL" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

         "IN PROCESS BTS SITES" means collectively the Milestone Sites and the Construction Sites.

         "LAW(S)" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

         "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "LIEN" means, with respect to any BTS Site, any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on any Law or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, or preferential arrangement of any kind, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes and also including reservations, exceptions, reservations, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, licenses, occupancy agreement, restriction on transferability and other title exceptions and encumbrances affecting any real property.

         "MASTER LEASE" means that certain Lease and Sublease, dated as of December 14, 2000, by and among SBC Tower Holdings LLC, SBCW, Southern Towers, Inc and TowerCo Parent as amended or affected by various side letters.

         "MILESTONE" means as to any BTS Site, each of the tasks performed, or to be performed, by Vendor in connection with site acquisition, engineering and related work, all as listed as "milestones" on the Milestone Reimbursement Schedule and for which a fixed reimbursement cost is associated therewith and in addition, as to any Construction Site, the Permit Milestone.

         "MILESTONE COMPLETION DATE" means June 17, 2002.

         "MILESTONE CUT OFF DATE" means May 15, 2002.

         "MILESTONE PACKAGE DELIVERY SCHEDULE" means, as to the Milestone Sites, that Milestone Packages shall be delivered to SBCW as they are completed, with the date of the last Milestone Package so delivered, the "Final Milestone Delivery Date"; provided that the Final Milestone Delivery Date shall be on or before July 15, 2002.

         "MILESTONE PACKAGE" means a package of information required relating to a Milestone Site evidencing the completion of the applicable Completed Milestones or commencement of the applicable Deemed Completed Milestone which has been prepared by Vendor and submitted to SBCW for sign off, together with a Document Checklist and including all of the information, reports and materials related to Completed Milestones maintained or required to be obtained by Vendor or any Vendor Affiliate for each Milestone including as applicable, all related correspondence, third party reports and invoices related thereto, and applications filed for such Milestone Site, whether or not granted.

         "MILESTONE REIMBURSEMENT SCHEDULE" means the fixed pricing schedule attached hereto as SCHEDULE V to be used to reimburse Vendor for the cost of the applicable Completed Milestones or Deemed Completed Milestones for each Milestone Site to be transferred in accordance with the terms of Article II hereof.

         "MILESTONE SITE(S)" means those In Process BTS Sites for which a SARF has been issued pursuant to Section 5.01(a) of the BTS Agreement prior to the Milestone Cut Off Date and for which Services and Work was performed prior to the date hereof or is still being performed by Vendor at the date hereof, but which is not a Completed Site or a Construction Site, all only as listed on
SCHEDULE III attached hereto, together with the Site Related Assets and Site Related Materials applicable for such Milestone Sites.

         "MILESTONE SITE REIMBURSEMENT AMOUNT" means the reimbursement amount for each Milestone Site calculated as set forth in Article III, Section (b)(1) hereof.

         "MILESTONE TRANSITION DATE" means the date which is thirty (30) days after the Final Milestone Delivery Date, which shall be the date that Vendor or the applicable Vendor's or Vendor's Affiliate's interest in the Milestone Sites is transferred by Vendor and/or Vendor Affiliate to SBCW or the applicable Cingular Group Member in accordance with the terms hereof.

         "MLA TERM SHEET" means that certain term sheet regarding MLA and other pricing terms, which MLA Term Sheet is attached hereto as Schedule VI.

         "NEWCO" shall have the meaning ascribed thereto in Article IV, Section
(b) hereof.

         "ORDER(S)" means all applicable orders, writs, judgments, decrees, rulings, consent agreements and awards of or by any forum or entered by consent of the party to be bound.

         "PERMIT MILESTONE" means the Milestone after completion of all of the Milestones applicable to a Milestone Site for site acquisition and architectual and engineering work pursuant to which Milestone, Vendor has obtained both a zoning permit and building permit as required to permit Completion of the construction of a BTS Site.

         "PERMITTED LIEN" means, with respect to a BTS Site, (i) liens for current real or personal property taxes not yet due and payable, (ii) any lien, mortgage, security interest, pledge, restriction on transferability, easement, option or other claim, charge or encumbrance of any nature placed upon the interest in a BTS Site of the lessor, landlord or other counter-party under the applicable Ground Lease, (iii) easements, rights of way or similar grants of rights to a third party for access to or across a BTS Site granted to any utility or similar entity in connection with the provision of electric, water, sewage, telephone, gas or similar services to the BTS Site, (iv) the applicable Ground Lease, (v) Site Contracts, (vi) Third Party Collocation Agreements; (vii) non-monetary encumbrances that are, individually or in the aggregate, de minimis in character, amount or extent, and that do not otherwise detract from the value and interfere in any respect with the permitted use of a BTS Site; and (viii) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the BTS Site. Notwithstanding the foregoing, "Permitted Lien" shall not include any Lien which results in or evidences that the holder of the leasehold interest evidenced by the Ground Lease, as otherwise subject to the Permitted Lien, is not Vendor or a Cingular Group Member, or that the lessor or landlord who executed a Ground Lease was not at the time of execution thereof the record owner of the land described therein.

         "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "REGULATORY AUTHORITIES" means, collectively, all federal, state, county, local or other governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), courts, instrumentalities, commissions, boards or bodies having jurisdiction over the parties and their respective subsidiaries.

         "SBCW'S RETROACTIVE RENTAL OBLIGATION" means with respect to the Completed BTS Sites all rent payable by a Cingular Group Member, as computed pursuant to the BTS Sublease, accruing during the period commencing upon the Rental Commencement Date (as defined in the BTS Sublease) and ending on the date the Site Designation Supplement is delivered with respect to such Completed BTS Site pursuant to Section II (a).

         "SBCW SITE(S)" means those BTS Sites (whether Completed Sites, Construction Sites or Milestone Sites) subject to that certain letter agreement dated August 31, 2001, by and among Vendor, TowerCo Parent and SBCW(the "SBCW Transition Agreement"), which were supposed to be transitioned to Vendor prior to the date hereof in accordance with the SBCW Transition Agreement..

         "SBCW SITE REIMBURSEMENT AMOUNT" means the amount as to any SBCW Site, which Vendor is required to reimburse SBCW for Cingular Work pursuant to the SBCW Transition Agreement.

         "SITE CONTRACTS" shall have the meaning ascribed thereto in Article V, Section (b)(8) hereof.

         "SITE DESIGNATION SUPPLEMENT" means the Site Designation Supplement providing for a sublease of the Leased Space and a collocation of Communication Equipment by SBCW or a Cingular Group Member on a Completed BTS Site including the Agreed Site Rent, in substantially the form attached to the BTS Sublease, but incorporating the terms in Sections II and III of the MLA Term Sheet.

         "SITE RELATED ASSETS" means collectively, as to Milestone Sites, Construction Sites or Completed Sites, as applicable, those existing Ground Leases, contracts, Permits, bonds, warranties, tower structures and related improvements, Site Related Materials and all other rights relating to such BTS Sites including as to any Construction Sites, all rights and other Site Related Materials as necessary for the Completion of the Construction Sites or as to any Milestone Site, as otherwise necessary to evidence a Completed Milestone as to such Milestone Sites.

         "SITE RELATED MATERIAL" means collectively and without duplication, as applicable to any BTS Site, all materials, supplies, structural designs, construction documents and specifications, equipment keys, contracts, documents, zoning reports (including related correspondence and exhibits), applications and all other reports, books of account and records obtained or maintained by Vendor or any Vendor Affiliate for any BTS Site and any documents or information including the Compliance Data, Site Data Package or Due Diligence Package for such BTS Sites and Completed CA/NV Sites (to the extent the completion thereof is then appropriate) obtained or maintained by Vendor or its Affiliates in connection with any BTS Site and specifically including without limitation, the Construction Package as to the Construction Sites and Milestone Package as to the Milestone Sites.

         "SS NEWCO PURCHASE AGREEMENT" means that certain proposed SpectraSite NewCo Purchase Agreement by and among Cingular Wireless, LLC, SpectraSite Holdings, Inc., Southern Towers, Inc. and CA/NV Tower Holdings, LLC and of even date herewith.

         "THIRD PARTY COLLOCATION AGREEMENTS" shall have the meaning ascribed thereto in Article V, Section (b)(7) hereof.

         "TOTAL CA/NV SITE PURCHASE PRICE" means the aggregate purchase price for all of the Completed CA/NV Sites to be transferred to SBCW (or NewCo, as applicable) as calculated in accordance with Article II, Section (b) hereof.

         "TOTAL CONSTRUCTION SITE REIMBURSEMENT AMOUNT" " means the aggregate reimbursement amount for the Construction Sites to be transferred to SBCW (or NewCo, as applicable) as calculated in accordance with in Article III Section
(b)(3) hereof.

         "TOTAL MILESTONE REIMBURSEMENT AMOUNT" means the sum of all the Milestone Site Reimbursement Amounts for all of the Milestone Sites.

         "TOTAL REIMBURSEMENT AMOUNT" means collectively the Total Construction Site Reimbursement Amount and Total Milestone Reimbursement Amount.

         "TRANSACTION CLOSING DATE" means the closing date of the transaction contemplated by the SS NewCo Purchase Agreement.

         "VENDOR AFFILIATE" means any entity which is directly or indirectly controlled by Vendor Parent and has any right, title or interest, or obligations, in and to any BTS Sites, including specifically, but without limitation Southern Towers, Inc.

         (b) COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument.

         (c) GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed in all respects in accordance with the laws of the State of New York, without regard to its conflict of law or choice of law principles.

         (d) ANNEXES, EXHIBITS AND SCHEDULES. Each and every annex, exhibit and schedule referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each annex and exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

         (e) EXPENSES. Except as otherwise provided herein, each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, accountants and counsel; PROVIDED THAT, Vendor and SBCW shall each be responsible for fifty percent (50%) of any and all sales taxes, transfer taxes and documentary stamp taxes incurred in connection with transferring the Completed CA/NV Sites and In Process BTS Sites to NewCo as contemplated hereby. SBCW shall be responsible for any recording costs incurred by it in connection with recording any individual assignment of Ground Leases to SBCW or the applicable Cingular Group Member, but Vendor shall be responsible for recording costs of any memorandum of Ground Lease.

         (f) WAIVER OF JURY TRIAL. THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO TERMINATE THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A

MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

         (g) NOTICES. Whenever any notice, demand, request, advice or other communication is required or permitted under this Agreement such notice, demand or request shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery so long as such commercial courier requires the recipient to sign a receipt evidencing delivery, or by facsimile (with a follow up confirmation by another method provided for herein) to the addresses or facsimile numbers set forth below or to such other addresses as are specified by written notice given in accordance herewith:

         SBCW OR SBCW PARTY:          SBC Wireless, LLC
         ------------ -----
                                      c/o Cingular Wireless LLC
                                      5565 Glenridge Connector
                                      Atlanta, Georgia  30342
                                      Attention:  Mila A. Ostin
                                      Facsimile Number:  (404) 236-5574

                                      And for purposes of Article III, Section
                                      (a)(1) hereof:
                                      Attention: Stephen Brake or Executive
                                      Director of Partnerships and Real Estate
                                      Facsimile Number:  (404) 236-5869

                                      With a copy to:

                                      Alston & Bird LLP
                                      One Atlantic Center
                                      1201 West Peachtree Street
                                      Atlanta, Georgia  30309-3424
                                      Attention:  Pinney L. Allen
                                      Facsimile Number:  (404) 881-4777

         VENDOR AND TOWERCO PARENT:   SpectraSite Holdings, Inc.
         ------ --- --------------
                                      100 Regency Forest Drive, Suite 400
                                      Cary, North Carolina  27511
                                      Attention:  Terry L. Armant
                                      Facsimile No.:  (919) 468-8522

                                      With a copy to:

                                      Paul, Weiss, Rifkind, Wharton & Garrison
                                      1285 Avenue of the Americas
                                      New York, New York  10019-6064
                                      Attention:  Mitchell L. Berg, Bruce A
                                        Gutenplan
                                      Facsimile No.:  (212) 757-3990

All notices, demands, requests, advice or communications given by mailing shall be deemed given on the date of receipt in the United States Mail; those given by commercial courier shall be deemed given on the date such notice, demand, request, advice or communication is delivered to the recipients address set forth above or to such other address as is specified by written notice given in accordance herewith and all notices, demands, requests, advice or communications sent by facsimile to the recipients at the facsimile number set forth above shall be deemed given on the confirmation date of facsimile transmission. Any notice, demand, request, advice or communication not received because of changed address or facsimile number of which no notice was given or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

         (h) GUARANTEES. Without limiting any obligations of TowerCo Parent under the provisions of the BTS Agreement, TowerCo Parent hereby absolutely, unconditionally and irrevocably guarantees the timely performance of all obligations, undertakings, agreements, covenants, representations and warranties of Vendor under this Agreement.

         (i) SPECIAL DAMAGES. In no event shall any party hereto be liable to the other party for any special, incidental, consequential or other such damages suffered by or incurred by such other parties to this Agreement.


                      [EXECUTION BEGINS ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                SBCW:

                                SBC WIRELESS, LLC,
                                on behalf of itself and as Agent


                                By: /s/ Stephen A. McGaw
                                   -----------------------------
                                Name:   Stephen A. McGaw
                                Title:  Executive Vice President
                                         - Corporate Development


                                VENDOR:

                                SPECTRASITE COMMUNICATIONS, INC.


                                By: /s/ Stephen H. Clark
                                   -----------------------------
                                Name:   Stephen H. Clark
                                Title:  President and CEO


                                TOWERCO PARENT:

                                SPECTRASITE HOLDINGS, INC.


                                By: /s/ Stephen H. Clark
                                   -----------------------------
                                Name:   Stephen H. Clark
                                Title:  President and CEO